Exhibit 10.2
AMENDMENT NO. 1 TO PERFORMANCE FOOD GROUP COMPANY
2003 EQUITY INCENTIVE PLAN
     WHEREAS, the Board of Directors and shareholders of Performance Food Group Company, a Tennessee corporation (the “Company”), have previously adopted the Performance Food Group Company 2003 Equity Incentive Plan (the “Plan”); and
     WHEREAS, pursuant to Section 14.1 of the Plan, the Company’s Board of Directors has retained the right to amend the Plan; and
     WHEREAS, the Company’s Board of Directors now desires to amend the Plan;
     NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company’s Board of Directors, the Plan is hereby amended as follows:
     1. Section 4.2 of the Plan is deleted in its entirety and replaced with the following:
“4.2 Adjustments. In the event that any unusual or non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend, dividend of Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Sections 422 and 409A of the Code and the regulations thereunder and with Section 162(m) of the Code) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.”
     2. Section 14.3 of the Plan is deleted in its entirety and replaced with the following:
“14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.”
     3. Except as expressly stated herein, all other portions of the Plan remain in full force and effect.
     4. This Amendment No. 1 to the Performance Food Group Company 2003 Equity Incentive Plan is effective this 22nd day of February, 2007.

PERFORMANCE FOOD GROUP COMPANY

By:
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